Exhibit 10.10

THIS DEED is made on 30 July 2018 BETWEEN:

1.	Cystemix Pty Limited (ACN 102 348 818) of Rupert Myers Building, Gate 14 Barker Street , UNSW SYDNEY NSW 2052 (“Company”) ;

2.	NewSouth Innovations Pty Ltd (ABN 25 000 263 025) of Rupert Myers Building, Gate 14 Barker Street , UNSW SYDNEY NSW 2052 (“NSi” ); and

3.	Beroni Group Limited (ABN 20 613 077 526) of Level 36, Gateway Tower, 1 Macquarie Place, Sydney NSW Australia 2000 (“Beroni ” ), (each a Party, together the Parties).

RECITALS

1	On 28 March 2018, the Parties entered into a term sheet in relation to Beroni’s investment in the Company to advance the Company’s clinical development of the potentially ground-breaking anti-cancer drug called PENAO (“Term Sheet”).

2	The Parties have agreed to amend the Term Sheet on the terms and conditions of this document.

IT IS AGREED:

1	INTERPRETATION

Unless the context otherwise requires, terms defined in the Term Sheet have the same meanings in this document.

2	AMENDMENT OF THE TERM SHEET

With effect from 28 June 2018, the Term Sheet is amended by removing clause 13 and replacing it with the following clause 13:

This Term Sheet starts on the last date of execution and continues until 30 September 2018, unless extended by mutual agreement. During this period the Company and NSi (and their respective officers, employees and advisors) will negotiate exclusively with Beroni regarding the opportunity to invest in the Company and will:

● not present the opportunity to any other investors;

● halt any negotiations with any other investors currently on f oot.

3	SUPPLEMENTAL

The Parties agree that this document is supplemental to the Term Sheet. Except as otherwise provided in this document, all the terms of the Term Sheet which are expressly binding on the Parties under the Term Sheet are still valid and have full legal binding force on the Parties.

4	GENERAL

4. 1	Giving effect to this document

Each Party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other Party may reasonably require to give full effect to this document.

4. 2	Counterparts

This document may be executed in counterparts.

4. 3	Liability for expenses

Each Party shall be responsible for their own costs in connection with the negotiation and execution of this document.

4.4	Governing law and jurisdiction

This document is governed by and must be construed in accordance with the laws of NSW. The Parties submit to the exclusive jurisdiction of the courts of NSW.

EXECUTED as a deed.

Executed by Cystemix Pty Limited ACN 102 348 818 in accordance with section 127 of the Corporations Act by or in the presence of :

Executed by NewSouth Innovations Pty Ltd ABN 25 000 263 025 in accordance with section 127 of the Corporations Act by or in the presence of:

Executed by Beroni Group Limited ABN 20 613 077 526 in accordance with section 127 of the Corporations Act by or in the presence of: